Exhibit 10.1

CONTRACT OF SALE & SECURITY AGREEMENT

This Contract of Sale and Security Agreement dated for purposes of reference August 1, 2008 is between the undersigned, Tully’s Coffee Corporation, hereinafter called “CLIENT”, and “Northrim Funding Services, a division of Northrim Bank, hereinafter called “NFS/BANK”, agree as follows:

PURPOSE OF AGREEMENT & GENERAL UNDERSTANDINGS:

1.	CLIENT desires to obtain short-term operating capital funding by selling to NFS/BANK ALL of CLIENT’S Accounts Receivable and all rights securing payment of such Accounts Receivable. Subject to the terms and conditions of this Agreement, NFS/BANK agrees to purchase ALL of CLIENT’S Accounts Receivable, (XXX) with recourse ( ) without recourse, from time to time at a discount below face value of such Accounts Receivable.

2.	Each party understands and agrees that ALL of CLIENT’S Accounts Receivable (including credit memo’s and invoices, excluding purchase orders and “pre-billings”), whether now existing or hereafter created by CLIENT, are to be sold to NFS/BANK hereunder; provided, however, the maximum amount funded by NFS/BANK shall be limited to the amount of the Purchase Formula for the funding of ALL of CLIENT’S Acceptable/Eligible Accounts or the amount specified in Section 49 below, whichever is less.

3.	Prior to the occurrence of an Event of Default, CLIENT shall be responsible for collecting ALL of CLIENT’S Accounts Receivable.

4.	NFS/BANK shall maintain the database of CLIENT’S Accounts Receivable from which Acceptable/Eligible Accounts shall be determined and the amount of the Purchase Formula shall be calculated. The amount of the Purchase Formula shall be determined from time to time by NFS/BANK in its discretion. CLIENT agrees, on a timely basis, to transmit to NFS/BANK all data necessary for NFS/BANK to maintain an accurate and timely record of all CLIENT’S Accounts Receivable. CLIENT further agrees, on a timely basis, to provide to NFS/BANK such reports from CLIENT’S accounting systems that NFS/BANK may require to permit the accurate and timely reconciliation of NFS/BANK’S database of CLIENT’S Accounts Receivable to that maintained by CLIENT.

5.	Subject to the terms and conditions of this Agreement, CLIENT may request a funding against the purchase of Accounts Receivable hereunder; provided that after giving effect to such request, the total amount funded by NFS/BANK to CLIENT for the purchase of Accounts Receivable hereunder will not exceed the amount of the Purchase Formula for the funding of ALL of the Acceptable/Eligible Accounts or the amount specified in Section 49 below, whichever is less.

6.	The fees payable by CLIENT hereunder shall be calculated on the amounts funded by NFS/BANK for the purchase of CLIENT’S Accounts Receivable. Except as otherwise agreed in writing, CLIENT shall not be charged additional fees calculated on the face amount of the invoices supporting Accounts Receivable purchased.

DEFINITIONS:

7.	“Account Receivable” means any right of payment from a customer of CLIENT, whether or not earned by performance, for (a) goods sold or leased and delivered to such a customer of CLIENT or (b) services rendered to a customer of CLIENT, in each case whether now existing or hereafter arising.

8.	“Acceptable/Eligible Account” means an Account Receivable (specific invoice or specific debtor) created by CLIENT in the ordinary course of its business, whether now existing or hereafter created by CLIENT, conforming to the Warranties and terms set forth herein that has not been outstanding for more than 100 DAYS from the date of invoice for such Account Receivable, has been underwritten and approved by NFS/BANK, and has not been reduced from the original amount billed by, credit memo, offset, adjustment of any kind, or partial payment subsequent to invoice date.

9.	“Client Deposit Account” means deposit account no. 153910272993 maintained by CLIENT at US Bank.

10.	“Client Liability” means, at any time, the total amount funded by NFS/BANK to CLIENT for the purchase of Accounts Receivable hereunder.

11.	“Collateral” means the intangible or tangible property given as collateral security to NFS/BANK by CLIENT for any obligations and liabilities of CLIENT to NFS/BANK under this Agreement, including the property described on Exhibit A attached hereto.

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12.	“Credit Problem” means Customer/Debtor is unable to pay his debts because of cash flow problems or insolvency.

13.	“Customer/Debtor” means a customer of CLIENT or other person or party who owes payment to CLIENT.

14.	“Customer/Debtor Dispute” means any claim by a Customer/Debtor against CLIENT, of any kind whatsoever, valid or invalid, that reduces the amount collectible from Customer/Debtor by NFS/BANK.

15.	“Event of Default” has the meaning given in the section of this Agreement titled “DEFAULT.”

16.	“Funding Availability Report” means a report provided by NFS/BANK setting forth as of the date of such report, the amount of the Purchase Formula, the Client Liability amount and the amount available to CLIENT for funding against the purchase of Accounts Receivable hereunder.

17.	“Lock Box” means post office lockbox no. 50245, Bellevue, WA 98015-0245, established and maintained for CLIENT at NFS/BANK (or other lock box service provider approved by NFS/BANK) through which lockbox services are provided to CLIENT.

18.	“NFS/Bank Account” means a deposit account maintained by NFS/BANK in its own name.

19.	“Purchase Formula” means at any time, and amount equal to 130.00% of the net amount of all Acceptable/Eligible Accounts.

20.	“Schedule of Accounts” means one or more written assignments of Accounts Receivable and associated lien rights prepared by CLIENT on forms provided by NFS/BANK.

21.	“Warrant” means to guarantee, as a material element of this Agreement.

ACCOUNTING & FEES:

22.	Amounts funded by NFS/BANK to CLIENT for the purchase of Accounts Receivable hereunder are subject to a daily fee equal to the prime rate reported in the “Money Rates” column or section of The Wall Street Journal as being the base rate on corporate loans at larger U.S. Money Center Banks on such date (the “Index Rate”) + 6% /360 calculated on the Client Liability on such date as determined by NFS/BANK and set forth in the Funding Availability Report provided to CLIENT for such date. The calculation period will usually be 1 calendar day except for weekends and or weeks where holidays or other non-operating days prevent the fee from being taken on a daily basis. In the event The Wall Street Journal ceases publication of the prime rate, then the “Index Rate” shall be such substantially similar interest rate selected by NFS/BANK.

23.	Except as otherwise agreed in writing, fees payable by CLIENT to NFS/BANK shall be payable in arrears on Wednesday of each week unless such date is not a business day in which case payment shall be made on the next following business day. CLIENT agrees that on each day that fees are payable by CLIENT to NFS/BANK, CLIENT shall be deemed to have requested a funding against the purchase of Accounts Receivable hereunder in the amount of the fees payable on such day.

24.	NFS/BANK agrees to provide to CLIENT on each business day, via fax or e-mail, a Funding Availability Report form setting forth the “net” due NFS/BANK for the purposes of making funds available to CLIENT hereunder. The “net” reflects the liability due NFS/BANK less the value of funds held in the NFS/Bank Account which have not yet been applied to Client Liability.

25.	CLIENT understands and agrees that all payments received by NFS/BANK in respect of the Accounts Receivable will be held on the NFS/Bank Account for a period of 3 (Three) business days before being applied to the Client Liability to allow for the application of collected funds.

26.	CLIENT may request a funding against the purchase of Accounts Receivable hereunder on any business day that that it receives a Funding Availability Report form from NFS/BANK. Provided that CLIENT completes, acknowledges and returns the Funding Availability Report form to NFS/BANK, via fax or e-mail, with the proper approved CLIENT authorized signature not later than 11:45 a.m. (Seattle time) on the day such Funding Availability Report form is received, subject to the terms and conditions of this Agreement, NFS/BANK agrees to deposit the proceeds of the requested funding into the Client Deposit Account by wire transfer or otherwise, on the date of such request.

LOCK BOX PROCESSING:

27.	All checks or other evidences of payment received in the Lock Box, shall be scanned into a digital image file, and reported to the CLIENT using e-mail and attaching the scanned (check images) document file for the checks or other evidences of payment received. NFS/BANK (or other lock box service provider approved by NFS/BANK) will deposit into the NFS/Bank Account all payments received through the Lock Box on the same business day checks or other evidences of payment are received and processed through the Lock Box.

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28.	Provided that NFS/BANK shall have received from CLIENT, either by electronic format or via hard copy, all data necessary for NFS/BANK to maintain an accurate and timely record of CLIENT’S Accounts Receivable, NFS/BANK agrees to apply payments deposited into the NFS/Bank Account to the active Account Receivable invoices on the first business day following the date of such payments. Until such time as NFS/BANK shall have received from CLIENT the data necessary to maintain an accurate and timely record of CLIENT’S Accounts Receivable, all payments deposited into the NFS/Bank Account shall remain unapplied.

29.	Mistaken, incorrect and/or erroneous Account Receivable invoices submitted by CLIENT to NFS/BANK may at the discretion of NFS/BANK be deemed an Account Receivable that is subject to Customer/Debtor Dispute and such Account Receivable shall cease to be an Acceptable/Eligible Account.

CLIENT COVENANTS & CONDITIONS:

30.	CLIENT agrees to sell to NFS/BANK ALL of CLIENT’S Accounts Receivable and rights securing payment of such Accounts Receivable. CLIENT understands and agrees that the maximum amount funded by NFS/BANK for the purchase ALL of CLIENT’S Accounts Receivable (and all rights securing payment of such Accounts Receivable) shall be limited to the amount of the Purchase Formula for the funding of ALL of the Acceptable/Eligible Accounts or the amount specified in Section 49 below, whichever is less.

31.	CLIENT will provide to NFS/BANK the ( ) ORIGINAL (invoice) together with one copy thereof, or (XXX) COPY (invoice) of the invoice supporting each Account Receivable and, if requested by NFS/BANK, a copy of the bill of lading contract, purchase order, purchase order number, and/or any other supporting documentation corresponding to such Account Receivable or otherwise appropriate to the business of CLIENT.

32.	CLIENT agrees to prepare, execute and deliver to NFS/BANK a Schedule of Accounts for ALL of CLIENT’S Accounts Receivable and rights to payment securing payment of such Accounts Receivable. The execution and delivery of a Schedule of Accounts Receivable shall transfer to NFS/BANK all of CLIENT’S right, title and ownership to ALL of CLIENT’S Accounts Receivable described in such Schedule of Accounts and all rights to payment securing payment of such Accounts Receivable. CLIENT understands and agrees that no Account Receivable shall be deemed an Acceptable/Eligible Account unless NFS/BANK receives from CLIENT notice of such Account Receivable, either by electronic format or via hard copy, supported by a Schedule of Accounts signed by the CLIENT.

33.	CLIENT agrees, and by this Agreement NFS/BANK is authorized, to properly mark the supporting documentation corresponding to each Account Receivable to indicate that such Account Receivable has been assigned and sold to NFS/BANK, and NFS/BANK is authorized to notify Customer/Debtor of said sale and assignment. NFS/BANK in its discretion shall determine what constitutes the proper marking of supporting documentation, which may be limited to using the post office box no. for the Lock Box or it could include a full notification to the Customer/Debtor indicating the Account Receivable has been assigned and sold to NFS/BANK.

34.	CLIENT represents and Warrants to and agrees with NFS/BANK that:

a.	CLIENT is sole and absolute owner of each and every Account Receivable and all rights securing payment of such Accounts Receivable (including mechanic’s liens and rights to payment under any stop notices, or bonded stop notices), sold and assigned to NFS/BANK hereunder, and CLIENT has full legal right, power and authority to sell and assign such Accounts Receivable and other rights to NFS/BANK hereunder.

b.	All Accounts Receivable sold and assigned to NFS/BANK hereunder shall represent a bona fide and true sale of goods delivered to and accepted by a Customer/Debtor or performance of services rendered to a Customer/Debtor. No Account Receivable sold and assigned to NFS/BANK hereunder is contingent upon the fulfillment or the goods sold and the goods cannot be returned under a sub provision of a purchase order for failure to achieve sell through by the Customer/Debtor.

c.	No Account Receivable sold and assigned to NFS/BANK hereunder is subject to a joint check agreement.

d.	CLIENT is an ongoing business concern and is not insolvent (as such term is used in the Uniform Fraudulent Transfer Act). To CLIENT’S knowledge and belief; no Customer/Debtor obligated on any Account Receivable sold and assigned to NFS/BANK hereunder is insolvent.

e.	Except as expressly set forth on the face of the invoice corresponding to such Account Receivable, the terms for payment of each Account Receivable sold and assigned to NFS/BANK hereunder is Net 30 days. No Account Receivable sold and assigned to NFS/BANK hereunder is contingent upon the fulfillment by CLIENT of any further performance of any nature whatsoever.

f.	CLIENT agrees to not accept any returns or grant any allowances or credits greater than $400.00 in respect of any Account Receivable sold and assigned to NFS/BANK hereunder without the prior written approval of NFS/BANK. There are no known setoffs, Customer/Debtor Disputes, adverse claims, defenses, and/or liens whatsoever against the payment of any Account Receivable sold and assigned to NFS/BANK hereunder and no mechanic’s liens with respect to any such Accounts Receivable have been assigned or encumbered by CLIENT in any manner whatsoever.

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g.	Immediately upon sale and assignment of an Account Receivable to NFS/BANK hereunder, CLIENT will make proper entries on its books and records disclosing that such Account Receivable has been assigned and sold to NFS/BANK.

h.	CLIENT will post no payments, cash, or credit memo’s unless it is reflected in a payment/collections report from NFS/BANK.

i.	CLIENT will promptly notify NFS/BANK in writing of any proposed change in CLIENT’S place of business, name, type of legal entity, organizational structure, jurisdiction of organization, record-keeping location, and/or as to any additional place of business, or expiration of any special license(s), or transfer of assets, or technology, to a third party, or proposed change in ownership in excess of fifteen percent, (15%), of outstanding shares or equity;

j.	CLIENT does not own, control, manage, participate in management, or have any involvement and/or association whatsoever with the business of any Customer/Debtor obligated on any Account Receivable sold and assigned to NFS/BANK hereunder.

k.	There are no UCC-1 financing statements now on file in any public office that names or has been signed by CLIENT as the debtor and covers accounts (including the Accounts Receivable), chattel paper, documents, general Intangibles, instruments or inventory (including work-in-process) of CLIENT, except the financing statement or statements filed or to be filed in respect to this Agreement, or those statements now on file that have been disclosed in writing by CLIENT to NFS/BANK prior to the date of this Agreement.

l.	CLIENT will not authorize any person or party to file any financing statement that names CLIENT as the debtor and covers accounts (including the Accounts Receivable), chattel paper, documents, general Intangibles, instruments or inventory (including work-in-process) of CLIENT, except the financing statement or statements filed or to be filed in respect to this Agreement.

m.	CLIENT is not delinquent in paying any taxes (Federal, State and/or Local), CLIENT has not been subject to any tax levy or lien by any governmental entity and there are no tax levies and/or liens now on file in any public office tax that affecting CLIENT, other than those delinquencies, levies and/or liens which have been disclosed by CLIENT to NFS/BANK prior to the date of this Agreement.

n.	All records, financial statements, books, or other documents provided to NFS/BANK by CLIENT at any time, whether before or after the signing of this Agreement, are true and accurate in all material respects.

o.	CLIENT has served or caused to be served all preliminary 10-day notices required by applicable law to perfect or enforce any mechanic’s lien applicable to Accounts Receivable sold and assigned to NFS/BANK hereunder to insure perfection of ownership for NFS/BANK, and the information contained on those preliminary 10-day notices is true, correct, and properly recorded, to CLIENT’S knowledge and belief; waivers and releases for all labor, services, equipment, or material of CLIENT and others will be submitted on NFS/BANK’s form concurrent with Accounts Receivable.

35.	CLIENT and NFS/BANK agree that NFS/BANK will have (XXX) FULL RECOURSE or ( ) Limited Recourse against CLIENT in respect of Accounts Receivable sold and assigned to NFS/BANK hereunder and CLIENT shall be liable to repay to NFS/BANK all amounts funded by NFS/BANK to CLIENT in consideration for the sale and assignment of Accounts Receivable to NFS/BANK hereunder.

36.	All Accounts Receivable shall be the sole property of NFS/BANK, but if for any reason CLIENT shall receive any payment in respect of an Account Receivable; CLIENT shall promptly notify NFS/BANK of such payment, shall hold any check, draft, money or other evidences of payment so received in trust and for the benefit of NFS/BANK, and shall pay over such checks or other evidences of payment in-kind, or money, to NFS/BANK promptly and without delay.

37.	CLIENT will not deposit any funds received from a Customer/Debtor as payment on an invoice supporting an Account Receivable sold and assigned to NFS/BANK hereunder (whether a full or partial payment or a Customer/Debtor deposit) to any account other than an account maintained by CLIENT at NFS/BANK or other account approved by NFS/BANK.

38.	CLIENT will cause all Account Receivable invoices to bear the address of the Lock Box as the “REMIT TO” address, and will cause all Customer/Debtors to make ALL remittances for payment on ALL Accounts Receivable to the Lock Box.

39.	CLIENT agrees to provide NFS/BANK with periodic bank records and statements, accounts receivable agings, accounts payable agings, journals, related checking or transaction NFS/BANK account records, and other information as requested by NFS/BANK from time to time.

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40.	CLIENT is properly licensed and authorized to operate the business of Tully’s Coffee Corporation, under the trade name of N/A, and CLIENT’S trade name has been properly filed and published as required by the laws of the State of Washington.

41.	CLIENT has obtained all the necessary and proper licensing necessary to conduct business and operate legally, and conform with the laws regarding construction, hazardous waste, labor issues, and special permit requirements.

42.	CLIENT will not sell any Accounts Receivable, or pledge any Accounts Receivable as security to any person or party other than NFS/BANK, except specific Accounts Receivable which have been subordinated and/or released by NFS/BANK in writing. NFS/BANK agrees to provide such subordinations on non-eligible Accounts Receivable or specific invoices, or releases where appropriate in a commercially reasonable time and manner.

43.	CLIENT will not transfer, pledge, or give a security interest of the Accounts Receivable sold or Collateral granted to NFS/BANK to any other party.

44.	CLIENT will not change, or modify the terms of any invoice, bill of lading contract, purchase order, and/or any other documentation supporting any Account Receivable sold and assigned to NFS/BANK without the prior written approval of NFS/BANK. NFS/BANK agrees to provide a prompt response to any request by CLIENT to change or modify such invoices. For example, CLIENT may not extend credit to a Customer/Debtor beyond Net 30 days or the time set forth on the face of purchased invoice without the prior written approval of NFS/BANK.

45.	CLIENT will immediately notify NFS/BANK of any attachment or any other legal process levied against CLIENT. Failure to notify NFS/BANK in a commercially reasonable manner shall constitute an Event of Default.

46.	CLIENT will immediately notify NFS/BANK of Customer/Debtor Disputes greater than $400.00 in total for any one Customer/Debtor.

POWER OF ATTORNEY:

47.	In order to carry out the purposes of this Agreement, CLIENT irrevocably appoints NFS/BANK, or any person designated by NFS/BANK, as its special attorney-in-fact, or agent, with power to:

a.	Strike out the address of CLIENT on all invoices mailed to Customer/Debtors and place on the invoice the address of the Lock Box and/or the address of NFS/BANK.

b.	Receive, direct and forward, open, and dispose of all mail addressed to CLIENT or to CLIENT’S fictitious trade name to the address of the Lock Box and/or the address of NFS/BANK.

c.	Endorse the name of CLIENT or CLIENT’S fictitious trade name on any checks or other evidences of payment that may come into the possession of NFS/BANK on Accounts Receivable sold and assigned to NFS/BANK hereunder and on any other documents supporting or otherwise relating to Accounts Receivable sold and assigned to NFS/BANK hereunder.

d.	In CLIENT’S name, or otherwise, demand, sue for, collect, and give release for any and all monies due, or to become due on Accounts Receivable sold and assigned to NFS/BANK hereunder.

e.	Do any and all things necessary and proper to carry out the purpose intended by this Agreement.

f.	Execute any documents necessary to perfect or to continue any security interest and without further authorization from CLIENT file in any relevant jurisdiction any initial financing statements (including fixture filings) and amendments thereto that contain the information required by the Uniform Commercial Code of each applicable jurisdiction for the filing of any financing statement or amendment.

48.	The authority granted NFS/BANK shall remain in full force and effect until the Client Liability and all other obligations and liabilities of CLIENT to NFS/BANK under this Agreement have been indefeasibly paid in full.

NFS/BANK COVENANTS:

49.	Subject to the terms and conditions of this Agreement, NFS/BANK agrees to fund against the purchase of Accounts Receivable hereunder an amount not to exceed the sum of ($5,000,000.00) Five Million and 00/100 or the Purchase Formula for the purchase of ALL of the Acceptable/Eligible Accounts, whichever is less.

50.	This Agreement shall have an initial term ending October 31, 2008 unless terminated by either party giving not less than thirty (30) days prior written notice to the other party.

51.	NFS/BANK shall identify in writing all Acceptable/Eligible Accounts and provide to CLIENT, upon request, a written statement thereof.

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COLLATERAL:

52.	As collateral security for the payment of the Client Liability and all other obligations and liabilities of CLIENT to NFS/BANK under this Agreement, whether now owing or hereafter arising, CLIENT hereby grants to NFS/BANK a security interest in ALL of CLIENT’S Accounts Receivable AND the following described property:

See Exhibit A attached

53.	CLIENT will maintain such insurance covering CLIENT’S business and/or the property; and the specific collateral granted to NFS/BANK. Each such policy of insurance shall name NFS/BANK as an additional insured thereunder as its interests may appear and, in the case of each casualty insurance policy, contain a loss payable clause or endorsement that names NFS/BANK as the loss payee thereunder and provides for at least thirty (30) days prior written notice to NFS/BANK of the cancellation of such policy.

54.	CLIENT agrees to execute any and all documents and do any and all acts which NFS/BANK may request to perfect and maintain the perfection of the security interest of NFS/BANK in the Collateral.

DEFAULT:

55.	The occurrence of any one or more of the following shall constitute an event of default hereunder (each, an “Event of Default”):

a.	If CLIENT shall fail to pay any amount of indebtedness to NFS/BANK when owing;

b.	If CLIENT shall be in breach of any term, provision, Warranty, or representation under this Agreement, or any other agreement related hereto;

c.	If bankruptcy or insolvency proceedings shall be instituted by or against CLIENT;

d.	If any Account Receivable sold and assigned to NFS/BANK hereunder or any Collateral shall be attached, levied upon, seized in any legal proceeding, and not released within 5 business days thereof;

e.	If CLIENT shall cease doing business and there shall exist any indebtedness or commitments by CLIENT to NFS/BANK;

f.	If any Accounts Receivable, documents, statements, or other writings submitted by CLIENT to NFS/BANK prove false or inaccurate in any material respect;

g.	If CLIENT has contributed to, or aggravated any Customer/Debtor Dispute, the bankruptcy or insolvency of any Customer/Debtor obligate on any Account Receivable sold and assigned to NFS/BANK hereunder and/or such Customer/Debtor’s ability and/or willingness to pay any such Account Receivable;

h.	If any judgment or tax levy or lien shall be rendered against CLIENT and such judgment or tax levy or lien shall continue without being discharged, vacated, released or execution thereon stayed pending appeal for a period of 30 consecutive days;

i.	If NFS/BANK with commercially reasonable cause and in good faith determines that it’s ownership of the purchased Accounts Receivable or its security interest in the Collateral is impaired for any reason whatsoever;

j.	This Agreement is terminated by either party prior to the end of its initial term; or

k.	Any change in CLIENT’S place of business, name, type of legal entity, organizational structure, jurisdiction of organization, record-keeping location, and/or as to any additional place of business, or expiration of any special license(s), or transfer of assets, or technology, to a third party, or proposed change in ownership in excess of fifteen percent, (15%), of outstanding shares or equity.

REMEDIES AFTER DEFAULT:

56.	Upon the occurrence of an Event of Default and at any time thereafter, NFS/BANK may do any one or more of the following:

a.	Declare the Client Liability and all other obligations and liabilities of CLIENT to NFS/BANK under this Agreement immediately due and payable;

b.	Notify any and all Customer/Debtors and take possession of the Accounts Receivable and Collateral and collect any receivables or funds paid to CLIENT all without judicial process;

c.	Require CLIENT to assemble the Collateral and the records pertaining to the Accounts Receivable and other Collateral, and make them available to NFS/BANK at a place designated by NFS/BANK;

d.	Enter the premises of CLIENT and take possession of the Collateral and of the records pertaining to the Accounts Receivable and other Collateral;

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e.	Grant extensions, compromise claims and settle Accounts Receivable for less than face value, all without prior notice to CLIENT;

f.	Use, in connection with any assembly or disposition of the Collateral, any trademark, trade name, trade style, copyright, patent right or technical process used or utilized by CLIENT;

g.	Return any surplus realized to CLIENT after deduction of reasonable expenses, attorney’s fees for collection work or on appeal, collection costs, independent third party auditors, incurred by NFS/BANK in resolving such Event of Default(s);

h.	Hold CLIENT liable for any deficiency;

i.	Establish a reserve from the collection of Accounts Receivable to meet reasonable legal expenses associated with a future defense resulting from an action brought against NFS/BANK by CLIENT, Customer/Debtors, or other third party, as a result of an action of default;

j.	Cause an Injunction against CLIENT taking any action with regard to the Accounts Receivable or other Collateral; and

k.	Receive, direct and forward, open, and dispose of all mail addressed to CLIENT at any address used by CLIENT to receive mail.

57.	Without limiting the foregoing, if bankruptcy or insolvency proceedings shall be instituted by or against CLIENT, the Client Liability and all other obligations and liabilities of CLIENT to NFS/BANK under this Agreement shall become immediately due and payable.

GENERAL:

58.	After termination CLIENT remains fully responsible to NFS/BANK for all obligations and liabilities existing, or which may yet arise in connection with the Accounts Receivable that remain unpaid or unsatisfied, including offsets or disgorgements from an action in bankruptcy.

59.	At such time as the Client Liability and all other obligations and liabilities of CLIENT to NFS/BANK under this Agreement (other than contingent expense reimbursement and indemnification provisions) have been indefeasibly paid in full, NFS/BANK agrees, at the cost and expense of CLIENT, to provide CLIENT with a written assignment of all the Accounts Receivable that remain unpaid or unsatisfied at such time.

60.	If during the term hereof CLIENT fails to make any payment required, NFS/BANK may at its discretion pay the same and charge CLIENT therefore with interest thereon at the interest rate specified in Section 22 above.

61.	CLIENT will not, under any circumstances, or in any manner whatsoever, interfere with any of NFS/BANK’S rights under this Agreement. Specifically, upon the occurrence of an Event of Default, CLIENT shall not interfere with any collection efforts undertaken by NFS/BANK by communicating with Customer/Debtors or otherwise interfering with NFS/BANK’S collection of the Accounts Receivable.

62.	CLIENT will furnish NFS/BANK upon request satisfactory proof of payment and/or compliance with all Federal, State and/or Local tax requirements.

63.	In the event that legal action, including arbitration, is taken by CLIENT or NFS/BANK to enforce this Agreement, the losing party will pay any and all legal expenses and reasonable attorney’s fees, paralegal fees, staff overtime expense, travel costs, costs on appeal, or other reasonable collection costs, that the prevailing party may incur as a result of such legal action.

64.	CLIENT shall hold NFS/BANK harmless against any liability, damages, loss, attorneys’ fees and costs of any type due to any action by a Customer/Debtor arising from NFS/BANK’S collecting or attempting to collect any Accounts Receivable so long as these collections are performed in a commercially reasonable manner and in compliance with all applicable laws, rules and regulations. This indemnity shall survive termination of this Agreement.

65.	This Agreement inures to the benefit of and is binding upon the heirs, executors, administrators, successors and assigns of the parties thereto.

66.	All rights, remedies and powers granted to NFS/BANK in this Agreement, or in any note, or other agreement made by CLIENT in connection with this Agreement are cumulative and may be exercised singularly or concurrently with such other rights as NFS/BANK may have. These rights may be exercised from time to time as to all or any part of the Accounts Receivable and/or the Collateral as NFS/BANK in its discretion may determine.

67.	This Agreement may not be amended or modified except by written agreement of the parties thereto. NFS/BANK may not waive its rights and remedies unless the waiver is in writing and signed by NFS/BANK. A waiver by NFS/BANK of a right, or remedy under this Agreement on one occasion is not a waiver of the right, or remedy on any subsequent occasion.

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68.	This Agreement shall be governed by and construed in accordance with the laws of the State of Washington, excluding its conflicts of laws rules. CLIENT hereby consents to the exclusive jurisdiction of the State of Washington in any dispute arising hereunder or related hereto. Venue for any actions shall be in King County, Washington.

69.	This Agreement is solely for the benefit of NFS/BANK and CLIENT and there are no other persons or parties who are intended to be benefited by this Agreement. CLIENT will not pledge the credit of NFS/BANK to any other person, or party for any purpose whatsoever.

70.	If any provision of this Agreement shall be declared illegal or contrary to law, it is agreed that such provision shall be disregarded and this Agreement shall continue in force as though such provision had not been incorporated herein.

71.	This Agreement, together with the other written agreements entered into by the parties in connection with this Agreement contains the entire agreement between the parties.

72.	This Agreement becomes effective when it is accepted and executed by the authorized officers of NFS/BANK. Execution of this document may contain multiple signature pages; each shall be considered, when combined, as one signed and executed document.

Executed this              day of                     , 20     .

At: Seattle, Washington.

Tully’s Coffee Corporation

By:
Title:

By:
Title:

Accepted this              day of                     , 20     .

At: Bellevue, Washington.

Northrim Funding Services, a division of Northrim Bank

By:
Title:

Form Date 11/04	Page 8

Acknowledgement

Exhibit A

SECURITY AGREEMENT – ACCOUNTS

CLIENT, for consideration of this Agreement, to secure the payment of the Client Liability and all other obligations and liabilities of CLIENT to NFS/BANK under this Agreement, hereby grants to NFS/BANK a security interest in the following property, and any and all property of a like type now owned or hereafter acquired by the Client, together with all additions, substitutions, and proceeds therefrom, and all increases, renewals, and replacements of all or any part thereof (hereinafter called the “Collateral”):

All of clients accounts, contract rights, chattel paper, instruments, general intangibles, and rights to payment of every kind, together with all cash and non-cash proceeds thereof, now due or at any time hereafter coming due to Client; all interest of the Client in any goods, the sale or lease of which shall have given or shall give rise to any of the foregoing including goods refused or returned to Client, wherever located.

Form Date 11/04	Page 9

Acknowledgement

INVENTORY SECURITY AGREEMENT

Client: Tully’s Coffee Corporation

Client Address: 3100 Airport Way South

                            Seattle WA 98134

Secured Party: Northrim Funding Services, a division of Northrim Bank, hereafter referred to as (NFS/BANK);

Secured Party Address is: 170 120th Avenue N.E., P O Box 50245 Bellevue, WA. 98015-0245.

COLLATERAL:

Client, for consideration of funding by NFS/BANK, hereby grants to the NFS/ BANK a security interest in the following property, and any and all property of a like type now owned or hereafter acquired by CLIENT, together with all additions, substitutions, proceeds, and products there from, and all increases, parts, fittings, accessories, equipment, special tools, renewals, and replacements of all or any part thereof (hereinafter called the ‘Collateral’):

All inventory, including raw materials, work in process, finished goods, and materials used or consumed in CLIENT’s business, held for sale or lease or to be furnished under service contracts, whether now owned or hereafter acquired and all products thereof, whether in the possession of the CLIENT, warehouseman, bailee, or any other person, wherever located.

OBLIGATIONS SECURED:

This Security Agreement shall secure:

1.	the payment of all liabilities due NFS/BANK per the contract of sale and agreement dated, August 1, 2008 executed and delivered by CLIENT to NFS/BANK for $5,000,000.00 (The Maximum Purchase Amount)

2.	any and all advances, to purchase Accounts or provide fund operating capital for CLIENT

3.	all other liabilities (primary, secondary, direct, contingent, sole, joint, or several) due or to become due or which may be hereafter contracted or acquired, for CLIENT to NFS/BANK; and performance by CLIENT of the agreements hereinafter set forth.

WARRANTIES AND COVENANTS OF THE CLIENT:

4.	Except for the security interest granted hereby, CLIENT is the owner of the Collateral free from any prior lien, security interest, or encumbrance; CLIENT has the right to make this Agreement; and the CLIENT will defend the Collateral against all claims and demands of all persons at any time claiming the same or any interest therein.

5.	The CLIENT will not transfer or encumber the Collateral or any interest therein without the prior written consent of NFS/BANK, provided, however, that until default, CLIENT may sell the Collateral in the ordinary course of business. So long as any liability to NFS/BANK is outstanding, CLIENT will not, without the prior written consent of NFS/BANK, borrow from anyone except NFS/BANK or grant any security interest in any account to anyone except NFS/BANK. Further, CLIENT will not permit the Collateral to be attached or replevined.

6.	The Collateral will be located at the CLIENT’S business address(‘s) in the ordinary course of business.

7.	CLIENT shall not remove the Collateral from said location(s) without the prior written consent of NFS/BANK.

8.	CLIENT will pay all taxes and assessments of every nature that may be levied or assessed against the Collateral.

9.	The CLIENT will keep the Collateral at all times insured against risk of loss or damage by fire (including so-called extended coverage), theft, and such other casualties as NFS/BANK may reasonably require, all in such amounts, under such forms of policies, upon such terms, for such periods, and written by such companies or underwriters as NFS/BANK may approve, losses in all cases to be payable to the NFS/BANK and the CLIENT as their interests may appear. All policies of insurance shall provide for at least ten (10) days prior written notice of cancellation to NFS/BANK, and the CLIENT shall furnish the NFS/BANK with certificates of such insurance or other evidence satisfactory to the NFS/BANK as to compliance with the provisions of this paragraph. NFS/BANK may act as attorney for the CLIENT in making, adjusting, or settling claims under or canceling such insurance and endorsing the CLIENT’S name on any drafts drawn up by insurers of the Collateral.

10.	The Collateral is in good condition, and CLIENT will at his expense keep the same in good condition and from time to time, forthwith, replace and repair all such parts of the Collateral as may be broken, worn out, or damaged without allowing any lien to be created upon the Collateral on account of such replacement or repairs, and will not waste or destroy the Collateral, and NFS/BANK may examine and inspect the Collateral at any time, wherever located.

11.	CLIENT will not use the Collateral in violation of any applicable statutes, regulations, or ordinances.

12.	If CLIENT is a corporation, its Certificate or Articles of Incorporation and Bylaws do not prohibit any term or condition of this Agreement, and when executed this Agreement shall be a binding obligation of the corporation.

13.	CLIENT will notify NFS/BANK, in writing, prior to the time CLIENT changes his name or, in the case of an organization, its name, identity or corporate structure.

14.	CLIENT will:

a.	maintain the Collateral in such quantities that at all times the Collateral is at least equal in value to the Obligations to NFS/BANK;

b.	sell the Collateral only in the ordinary course of business;

c.	furnish NFS/BANK at such interval as NFS/BANK may prescribe, with a CLIENT’S Certificate (in such form as NFS/BANK may from time to time specify) showing the aggregate cost and wholesale market value of its inventory;

d.	keep accurate and complete records of the Collateral;

e.	give NFS/BANK such financial statements and reports and other data concerning its accounts, contracts, collections, collateral, and other matters as NFS/BANK may from time to time specify, and permit NFS/BANK or its nominee to examine all of CLIENT’S records relating thereto at any time, to make extracts therefrom;

f.	at NFS/BANK’S option, deposit the proceeds of all sales of Collateral in a special account established for that purpose with NFS/BANK; and

g.	at NFS/BANK’S request, notify accounts of CLIENT that their accounts receivable have been assigned to NFS/BANK and shall be paid to NFS/BANK.

h.	CLIENT agrees that NFS/BANK shall have full power to notify account CLIENT’S, collect, compromise, endorse, sell, or otherwise deal with proceeds in its own name or that of CLIENT at any time. NFS/BANK may apply cash proceeds to the payment of any Obligations, or may release such cash proceeds to CLIENT

EVENTS OF DEFAULT:

15.	CLIENT will be in default under this Agreement upon the happening of any of the following events or conditions:

a.	Default in the payment or performance of any obligation, covenant, or liability contained or referred to herein or in any contract evidencing the same or in any other agreement securing the same;

b.	The making or furnishing of any warranty, representation, or statement to NFS/BANK by or on behalf of the CLIENT which proves to have been false in any material respect when made or furnished;

c.	Loss, theft damage, destruction, sale, or encumbrance to or of any of the Collateral, or the making of any levy, seizure, or attachment thereof or thereon;

d.	Death, dissolution, termination of existence, insolvency, business failure, appointment of a receiver of any part of the property of, assignment for the benefit of creditors by, or the commencement of any proceeding under any bankruptcy or insolvency laws of, by, or against CLIENT or any guarantor or surety for CLIENT.

e.	Failure to perform any of the conditions and requirements of the contract between CLIENT and NFS/BANK referenced above, dated July 17, 2008.

RIGHTS UPON DEFAULT:

16.	Upon default and at any time thereafter, or if it deems itself insecure, NFS/BANK may declare all obligations secured hereby immediately due and payable, and NFS/BANK shall have all the rights and remedies of a NFS/BANK under Article 9 of the Uniform Commercial Code or other applicable law and all the rights provided herein, in the contracts and agreements evidencing the obligations secured hereby, or in any other applicable security or agreement, all of which rights and remedies shall, to the full extent permitted by law, be cumulative

17.	NFS/BANK may require CLIENT to assemble the Collateral and make it available to NFS/BANK at a place to be designated by NFS/BANK, which is reasonably convenient to both parties. Any notice of sale, disposition, or other intended action by NFS/BANK, sent to CLIENT at the address specified above, or such other address of CLIENT as may from time to time be shown on NFS/BANK’S records, at least five (5) days prior to such action, shall constitute reasonable notice to CLIENT. Expenses of retaking, holding, preparing for sale, selling, or the like shall include NFS/BANK’S reasonable attorney’s fees and legal expenses, and the same, together with all advances made by NFS/BANK on behalf of the CLIENT, shall be part of the Obligations secured hereby.

GENERAL PROVISIONS:

18.	No waiver by NFS/BANK of any default shall operate as a waiver of any other default or of the same default on a future occasion. The taking of this Security Agreement shall not waive or impair any other security or contractual rights NFS/BANK may have or hereafter acquire for the payment of the above liability, nor shall the taking of any such additional security waive or impair this Security Agreement; but said NFS/BANK may resort to any security it may have in the order it may deem proper, and not withstanding any collateral security, NFS/BANK shall retain its rights of setoff against CLIENT.

19.	NFS/BANK is hereby appointed CLIENT’S attorney in fact, at NFS/BANK’S option and CLIENT’S expense, to do all acts and things which NFS/BANK may deem necessary to perfect and continue to perfect the security interest created by this Security Agreement and to protect the Collateral.

20.	At its option, but without obligation to the CLIENT, NFS/BANK may discharge taxes, liens, security interests, or other encumbrances at any time levied or placed on the Collateral; may place and pay for insurance thereon; may order and pay for the repair, maintenance, and preservation thereof; and may pay any necessary filing or recording fees. The CLIENT agrees to reimburse NFS/BANK on demand for payment made or any expense incurred by NFS/BANK pursuant to the foregoing authorization.

21.	Until default, CLIENT may have possession of the Collateral and use it in any lawful manner not inconsistent with this Agreement or any policy of insurance thereon, and upon default NFS/BANK shall have immediate right to possession of the Collateral, provided, however, that CLIENT agrees that NFS/BANK may perfect its interest in the Collateral by possession.

22.	All rights of NFS/BANK hereunder shall inure to the benefit of its successors and assigns; and all promises and duties of CLIENT shall bind his legal representatives, successors, or assigns.

23.	Except as otherwise provided by the Uniform Commercial Code, CLIENT releases NFS/BANK from all claims for loss or damage caused by an act or omission on the part of NFS/BANK, its officers, agents, and employees, except willful misconduct.

24.	Should any provision of this Agreement be deemed unlawful or unenforceable, said provision shall be deemed several and apart from all other provisions of this Agreement and all remaining provisions of this Agreement shall be fully enforceable.

25.	A carbon or photographic copy or other reproduction of this Security Agreement or any financing statement prepared in connection therewith may be filed or recorded as a financing statement to perfect the security interest described herein.

26.	This Agreement shall be governed by and interpreted in accordance with the laws of the State of Washington . Further, the place where this Agreement is entered into, and the place of performance and transaction of business shall be deemed to be the State of Washington and in the event of litigation, the exclusive forum, venue, and place of jurisdiction shall be the State of Washington, King County.

DATED this              day of              ,             .

Tully’s Coffee Corporation

By:
Title:

Page 4